Exhibit 4.8

GENTA INCORPORATED

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FORM OF INDENTURE

Dated as of [___], 2009

$[___] Principal Amount

8% Unsecured Subordinated Convertible Notes due 2011

i

(continued)

(continued)

(continued)

Genta Incorporated
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of [_________], 2009

Section 310(a)(1)	Section 5.10
(a)(2)	Section 5.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Section 5.10
(b)	Section 5.10
Section 311(a)	Section 5.11
(b)	Section 5.11
(c)	Not Applicable
Section 312(a)	Section 2.6
(b)	Section 8.3
(c)	Section 8.3
Section 313(a)	Section 5.6
(b)(1)	Section 5.6
(b)(2)	Section 5.6
(c)(1)	Section 5.6
(d)	Section 5.6
Section 314(a)	Section 3.3, Section 8.5
(b)	Not Applicable
(c)(1)	Section 8.4
(c)(2)	Section 8.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	Section 8.5
(f)	Not Applicable
Section 315(a)	Section 5.1
(b)	Section 5.5
(c)	Section 5.1
(d)	Section 5.1
(e)	Section 5.14
Section 316(a)	Section 2.10
(a)(1)(A)	Section 5.12
(a)(1)(B)	Section 5.13
(b)	Section 5.8
Section 317(a)(1)	Section 5.3
(a)(2)	Section 5.4
(b)	Section 2.5
Section 318(a)	Section 8.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of [         ], 2009 between Genta Incorporated, a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

WITNESSED THAT:

WHEREAS, pursuant to the terms of this Indenture, the Company desires to provide for the establishment of a series of its Securities, to be titled as its 8% Unsecured Subordinated Convertible Notes due 2011 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided herein.

NOW, THEREFORE:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1          Definitions.

“2008 Notes” means those certain 15% Senior Secured Convertible Notes due 2010.

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with another Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means any Registrar, Paying Agent or authenticating agent.

“April 2009 Notes” means those certain 8% Senior Secured Convertible Notes due 2012.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture hereto, any day except a Saturday, Sunday or a legal holiday in the Town of Morristown, New Jersey on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

 “Change of Control” shall mean:

(i)           the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); or

(ii)           the sale, transfer disposition or exclusive license of more than fifty percent (50%) of the Company’s intellectual property or assets (based on the fair market value as determined in good faith by the holders) other than inventory in the ordinary course of business in one or a related series of transactions; except for any such transaction described in this clause (ii) that has been approved in writing by the holders of two-thirds of the then outstanding principal amount of the Securities; or

(iii)           closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

“Closing Price” means, on any particular date (i) the last trading price per share of the Common Stock on such date on the principal Trading Market on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such Trading Market on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on a Trading Market, the last trading price for a share of Common Stock in the over-the-counter market, as reported in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (iii) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the holder, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the holder and reasonably acceptable to the Company.

“Common Stock” shall mean the Company’s Common Stock, including, any securities into which the Common Stock is reclassified pursuant to Section 9.13.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.

“Company Request” means a written request signed in the name of the Company by its Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and delivered to the Trustee.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be 10,000 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in ARTICLE IX.

“Corporate Trust Office” means the corporate trust office of the Trustee in the State of New Jersey at which at any particular time its corporate trust business shall be administered. Currently, such office is at 21 South Street, Morristown, New Jersey 07960.

“Daily VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the principal Trading Market for the Common Stock as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by at least 66-2/3% of  the Holders and reasonably acceptable to the Company.

“Default” means any event that is, or after notice or passage of time would be, an Event of Default.

“Dollars” means the currency of The United States of America.

“DTC” means The Depository Trust Company, its nominees and successors.

“Equity Conditions” means, during the period in question, (i) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more conversion notices of the Holders, if any, (ii) all liquidated damages and other amounts owing to the Holders in respect of the Securities shall have been paid; (iii) the Common Stock is trading on a Trading Market and all of the shares of Common Stock issuable pursuant to the Securities and the Warrants are eligible for trading on a Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (iv) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares of Common Stock then issuable upon conversion of the Securities and exercise of the Warrants (disregarding any limitations on issuance or conversion contained in such documents), (v) there is then existing no Default or Event of Default, (vi) the issuance of the shares in question to any Holder would not violate the limitations set forth in Section 9.2.2 hereof, and (vii) no public announcement of a pending or proposed Change of Control has occurred.

“Event of Default” has the meaning set forth in Section 5.1 hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Holder” or “Securityholder” means a person in whose name a Security is registered.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (c) all capital lease obligations that exceed $50,000 in the aggregate in any fiscal year, (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $50,000 in the aggregate in any fiscal year, (f) all synthetic leases, (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person, (h) trade debt and (i) endorsements for collection or deposit.

“Indenture” means this Indenture as amended from time to time and shall include the form and terms of particular Securities established as contemplated hereunder.

“Issue Date” means [___], 2009.

“July 2009 Notes” means those certain 8% Unsecured Subordinated Convertible Notes due 2011 issued in a private placement pursuant to that certain Securities Purchase Agreement dated as of July 7, 2009 by and among the Company and the Purchasers listed on Exhibit A thereto.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Indenture, the Securities Purchase Agreement, the Securities or the Warrants in any material respect.

“Maturity Date” means August [___], 2011 or such other date on which the principal of the Securities becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or Principal Accounting Officer, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Company’s Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Permitted Financing” shall mean (1) issuances of shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, duly approved by the Company’s stockholders and described in the Public Filings; (2) issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issue Date and described in the Public Filings, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities (including the Securities); and (3) the issuance of any Securities under the Securities Purchase Agreement or this Indenture.

“person” or “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“principal” of a Security means the principal of the Security.

“Public Filings” means the Company’s Form 10-K for the fiscal year ended December 31, 2008 and any other report, schedule, form, statement or other document filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, subsequent to the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2008 and prior to the Issue Date.

“Representative” means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“Rights Agreement” means that certain Rights Agreement dated as of September 20, 2005, by and between the Company and Mellon Investor Services LLC, as rights agent, as the same may be amended, supplemented or superseded.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 8% Unsecured Subordinated Convertible Notes due August 2011, authenticated, delivered and issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securities Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar or co-agent.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of the Issue Date, by and among the Company and the purchasers listed therein.

 “Senior Debt” means the 2008 Notes, the April 2009 Notes and all 2008 Notes and April 2009 Notes issued as payment of interest thereon.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any specified person means (i) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries or (ii) any other person (other than a corporation) of which at least a majority of the ownership interest is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Tradable” with respect to any shares of Common Stock as of any time means that as of such time (i) such shares shall be held, or eligible to be held, in an account on behalf of the Holder at DTC, (ii) there shall be no SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock with restricting the trading of such Common Stock and (iii) such shares shall be then eligible under all applicable federal and state securities laws for immediate resale to the public without volume, manner of sale, holding period, prospectus delivery, filing, registration, qualification or other limitations, requirements or restrictions.

“Trading Day” means: (a) a day on which the Common Stock is traded on a Trading Market, or (b) if the Common Stock is not traded on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the OTC Bulletin Board, the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture.

“Warrant” shall mean those certain Common Stock Purchase Warrants issued pursuant to the Securities Purchase Agreement.

Section 1.2          Other Definitions.

DEFINED IN
TERM	SECTION
“Additional Shares of Common Stock”	9.7.6
“Buy-In”	9.4.1
“Cash Payment”	9.4.2(ii)
“Common Stock Equivalents”	9.7.7
“Conversion Agent”	2.3
“Conversion Date”	9.3.2
“Conversion Notice”	9.3.1
“Conversion Shares”	9.4.2(a)(i)
“Convertible Securities”	9.7.7
“Delivery Date”	9.4.1
“DTC”	9.4.1
“Event of Default”	5.1
“Interest Payment Date”	2.7
“junior securities”	10.8
“Legal Holiday”	11.7
“Mandatory Conversion Date”	9.3.2
“Mandatory Prepayment”	9.6.2(a)
“Mandatory Prepayment Price”	9.6.2(a)
“Non-Payment Default”	10.2(B)
“Notice of Change of Control”	5.15
“Notice of Event of Default”	5.15
“Notice of Prepayment at Option of Holder Upon Change of Control	5.15
“Notice of Prepayment at Option of Holder Upon Event of Default	5.15
“Paying Agent”	2.3
“Payment Default”	10.2(A)
“Reference Property”	9.13
“Registrar”	2.3
“successor person”	4.1
“Void Optional Prepayment Notice	5.15
“Voluntary Conversion Date”	9.3.1

Section 1.3          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder or Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4          Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(c) references to “generally accepted accounting principles” shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

(d) “or” is not exclusive;

(e) “including” means “including without limitation”;

(f) words in the singular include the plural, and in the plural include the singular; and

(g) provisions apply to successive events and transactions.

ARTICLE 2
THE SECURITIES

Section 2.1          Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

The Securities shall be issued initially in the form of one or more permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A, and, if applicable, bearing any legends required hereby, issued to the initial purchasers thereof and duly executed and authenticated by the Trustee.  The aggregate principal amount of the Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided; provided, that, except as permitted by Section 2.2, in no event shall the aggregate principal amount of the Securities exceed $[___].

The Securities shall be denominated in Dollars, and all cash payments due thereon shall be made in Dollars. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.2          Execution and Authentication of Securities.

One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $[__]. The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.  The aggregate principal amount of Securities outstanding at any time may not exceed $[___].

Section 2.3          Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Corporate Trust Office shall serve as the office or agency for the aforementioned purposes. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.4          Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.5          Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Securityholders.

Section 2.6          Transfer and Exchange.

Upon due presentment or surrender for registration of transfer of any Security at any office or agency maintained by the Company pursuant to Section 2.3 or to the Trustee and upon satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute and register, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and for an equal aggregate principal amount on the Maturity Date and bearing such restrictive legends as may be required by this Indenture.

Securities may be exchanged for an equal aggregate principal amount at maturity of Securities of other authorized denominations.  Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company pursuant to Section 2.3 and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Securities presented for registration of transfer or for exchange, prepayment, conversion or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

No service charge shall be charged to the Securityholder for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 8.5 or Section 9.3, not involving any transfer.

Neither the Company nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any selection of Securities to be prepaid or (b) any Securities or portion thereof surrendered for conversion or (c) any Securities or portion thereof surrendered for prepayment or (d) any Securities for a period of 15 days prior to any Interest Payment Date or principal payment date.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.

Section 2.7          Interest Payment and Record Dates.

Beginning on the Issue Date,  the outstanding principal balance of the Securities shall bear interest, in arrears, at a rate per annum equal to eight percent (8.00%), payable semi-annually on January 1 and July 1 of each year (each, an “Interest Payment Date”) commencing January 1, 2010, or earlier upon acceleration, conversion or prepayment of the Securities.  The record date for an Interest Payment Date that falls on January 1 shall be the immediately preceding December 1, the record date for an Interest Payment Date that falls on July 1 shall be the immediately preceding June 1; interest shall be paid in cash or through the issuance of Securities to the Holder in the principal amount equal to the accrued interest as of the applicable Interest Payment Date or date of such earlier acceleration, conversion or prepayment of the Securities, at the Company’s option.  The Company shall deliver to the Trustee an Officers’ Certificate notifying the Trustee in the event interest is paid through the issuance of Securities. Interest shall be computed on the basis of a 360-day year of twelve (12) thirty- (30) day months and shall accrue commencing on the Issue Date. Furthermore, upon the occurrence of an Event of Default, the Company will pay interest in cash, payable on demand, on the outstanding principal balance of and unpaid interest the Securities from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of twenty percent (20%) and the maximum applicable legal rate per annum.

Certificates for Securities issued as interest payments hereunder shall be transmitted by the Company to its transfer agent who will transfer such certificates to the Holder.

Section 2.8          Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Trustee shall, upon receipt of a Company Order, authenticate and deliver, and the Company shall execute, a new Security bearing a registration number not contemporaneously outstanding, of like tenor and principal amount as the mutilated Security, in exchange for such mutilated Security.

If there shall be delivered to the Company and the Trustee (i)  a duly executed, notarized and unsecured written statement from a Holder with respect to the loss, theft or destruction of any Security (or any replacement hereof) and (ii) such standard indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon the delivery of a Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost, mutilated or stolen Security, a new Security and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9          Outstanding Securities.

If the Paying Agent (other than the Company) holds on the Maturity Date, money sufficient to pay the principal amount with respect to all Securities to be paid upon maturity plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon maturity, then (unless there shall be a Default in the payment of such principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the principal amount plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

If a Security is converted in accordance with ARTICLE IX, or prepaid in full in accordance with Section 5.15, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion or prepayment. The Company shall deliver to the Trustee an Officers’ Certificate notifying the Trustee in the event a Security is prepaid in full pursuant to Section 5.15 of this Indenture.

Section 2.10       Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, conversion, or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, conversion, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that has been converted.

Section 2.11       No Sinking Fund.

There shall be no sinking fund with respect to the Securities.

Section 2.12       [Intentionally Omitted]

Section 2.13       [Intentionally Omitted]

Section 2.14       CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of prepayment as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of prepayment and that reliance may be placed only on the other elements of identification printed on the Securities, and any such prepayment shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.15       Deposit of Moneys.

Prior to 11:00 A.M., New York City time, on each Interest Payment Date or the Maturity Date, the Company shall have deposited with a Paying Agent (other than the Company) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, if applicable, or, the Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, if applicable, or, the Maturity Date, as the case may be.

Section 2.16       Ranking.

The obligations of the Company under the Securities shall be subordinate to the Senior Debt to the extent of the security for the Senior Debt; provided, however, that at such time as the security for the Senior Debt may be released, the Securities shall be pari passu in time and right of payment with the Senior Debt.

ARTICLE 3
COVENANTS

Section 3.1          Payment of Principal and Interest.

3.1.1 The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent (other than the Company) holds on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

3.1.2 The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate set forth in Section 2.7.

3.1.3 Any amount of the principal of the Securities repaid hereunder may not be reborrowed.  Except as set forth in Section 5.15, the Company may not prepay any portion of the principal amount of the Securities without the prior written consent of the Holder of such Securities, which consent may be withheld in the Holder’s sole and absolute discretion.

Section 3.2          Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) in New York City, New York or New Jersey, where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office will initially serve as the office or agency for such purposes. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address of any change in the location thereof, such presentations, surrenders, notices and demands may continue to be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York City, New York or New Jersey for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.3          SEC Reports.

3.3.1 The Company shall deliver to the Trustee, no later than fifteen (15) days after the date such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report (or copies of such portions of such report as the SEC may from time to time by rules and regulations prescribe) the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee at the time such report is filed with the SEC through the SEC’s EDGAR database.

3.3.2 If the Company is, at any time while any Securities are outstanding, no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then the Company shall continue to provide to the Trustee (and, unless the SEC will not accept such filing, file with the SEC in accordance with rules and regulations prescribed from time to time by the SEC) and, upon request, to each Holder, no later than the date the Company would have been required to file the same with the SEC, the reports the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect, to the extent it would have been applicable, any extension permitted by Rule 12b-25 under the Exchange Act) if the Company had securities listed and registered on a national securities exchange and were subject to the reporting requirements of such sections. The Company shall also deliver to the Trustee copies of the Company’s annual report to stockholders, containing audited financial statements, and any other financial reports which the Company furnishes to its stockholders. The Company also shall comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates including without limitation the certificate provided in Section 3.4 below).

Section 3.4          Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, or, if earlier, the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, an Officers’ Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 3.5          Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.6          Corporate Existence.

Subject to ARTICLE IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 3.7          Taxes.

The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Section 3.8          Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 4
SUCCESSORS

Section 4.1          When Company May Merge, Etc.

The Company shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, whether in a single transaction or a series of related transactions, unless:

(a) the successor person (if any) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes by supplemental indenture the Company’s obligations on the Securities and under this Indenture; and

(b) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 4.2          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Securities.

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.1          Events of Default.

An “Event of Default” is deemed to occur with respect to the Securities if and only if:

(a)
any default in the payment of (1) the principal amount under the Securities when due, or (2) interest on, or liquidated damages in respect of, the Securities, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b)
the Company shall fail to observe or perform any other covenant, condition or agreement contained herein or in the Securities which failure is not cured, if possible to cure, within three (3) business days after notice of such default is sent by any Holder or the Trustee;

(c)
the failure of the Common Stock to be listed or quoted on at least one of the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. for a period of twenty (20) consecutive Trading Days;

(d)
the Company’s notice to the Trustee or any Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9.6.2) or its intention not to comply with proper requests for conversion of the Securities into shares of Common Stock;

(e)
the Company shall fail to (i) timely deliver the shares of Common Stock as and when required herein or (ii) make the payment of any fees and/or liquidated damages under this Indenture, the Securities, the Warrants or the Securities Purchase Agreement, which failure is not remedied within three (3) business days after the incurrence thereof;

(f)
default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Indenture, the Securities, the Securities Purchase Agreement or the Warrants that is not covered by any other provisions of this Section and such default is not fully cured within seven (7) business days after the Company receives notice from any Holder or the Trustee of the occurrence thereof;

(g)
at any time following the Issue Date the Company shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of the Securities;

(h)
any material representation or warranty made by the Company or any of its Subsidiaries herein or in the Securities Purchase Agreement, the Securities or the Warrant shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(i)
the Company shall, or shall announce an intention to, consider, pursue or consummate a Change of Control or a Change of Control shall be consummated, or Company shall negotiate, consider, propose or enter into any agreement, understanding or arrangement with respect to any Change of Control;

(j)
the Company or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness under the Securities) the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(k)
if the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code or under the comparable laws of any foreign or domestic jurisdiction, (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code or under the comparable laws of any foreign or domestic jurisdiction, (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any foreign or domestic jurisdiction analogous to any of the foregoing;

(l)
a proceeding or case shall be commenced in respect of the Company or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its Subsidiaries or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days;

(m)	the occurrence of an Event of Default under any of the July 2009 Notes or the Senior Debt;

(n)	the Company deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded;

(o)	the Company consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act;

(p)
there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock;

(q)	the occurrence of a Material Adverse Effect in respect of the Company or any of its Subsidiaries taken as a whole; or

(r)	the Company shall, as payment of interest hereon, issue invalid Securities.

Section 5.2          Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Securities occurs and is continuing, then in every such case, the Trustee may, by notice to the Company, or the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities may, by notice to the Company, the Trustee and the Holders, declare the unpaid principal amount of, and all accrued and unpaid interest, if any, on all of the Securities then outstanding to be immediately due and payable, and upon any such declaration such unpaid principal amount and accrued and unpaid interest, if any, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default described above, the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities may, in their sole and absolute discretion, by notice to the Company, the Trustee and the Holders (a) demand the prepayment of the Securities then outstanding pursuant to Section 5.15 (to the extent permitted by such Section); (b) demand that the principal amount of the Securities then outstanding and all accrued and unpaid interest thereon be converted into shares of Common Stock at the Conversion Price per share on the Trading Day immediately preceding the date the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities demand conversion pursuant to this clause, or (c) exercise or otherwise enforce any one or more of such Holders’ rights, powers, privileges, remedies and interests under the Securities or applicable law; provided further, however, that upon the occurrence of an Event of Default described in Section 5.1(l), the entire unpaid principal balance of the outstanding Securities, together with all interest accrued hereon, shall automatically become due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company. No course of delay on the part of the Trustee or of the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities shall operate as a waiver thereof or otherwise prejudice the right of the Holders. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  The Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities, by written notice to the Company, the Trustee and the Holders, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest, if any, on all Securities,

(ii) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3          Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable, or

(b) default is made in the payment of principal of any Security at the Maturity thereof, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4          Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5          Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6          Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.7; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company.

Section 5.7          Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b) the Holders of not less than 66-2/3% of the then outstanding aggregate principal amount of the Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the losses, expenses or liabilities to be incurred in compliance with such request;

(d) the Trustee for 14 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 14 day period by the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8          Unconditional Right of Holders to Receive Principal and Interest and to Convert Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security, to convert any Security into shares of Common Stock in accordance with the terms of such Security and, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.9          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10       Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11       Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12       Control by Holders.

The Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 5.13       Waiver of Past Defaults.

Subject to Section 5.2, the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities may, upon written notice to the Trustee, the Company and the Holders, waive any past Default hereunder with respect the Securities and its consequences, except (a) a Default in the payment of the principal of or interest on any Security, (b) a Default with respect to a Holder’s right to convert Securities, or (c) a Default with respect to any covenant the amendment of which would require the consent of each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14       Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of prepayment, on the prepayment date).

Section 5.15       Prepayment.

Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default set forth in Section 5.1, the Holders of at least 66-2/3% of the aggregate principal amount of the then outstanding Securities shall have the right, at their option, to require the Company to prepay all or a portion of the Securities in cash at a price equal to the sum of (i) the greater of (A) one hundred percent (100%) of the aggregate principal amount of the Securities plus all accrued and unpaid interest and (B) the aggregate principal amount of the Securities plus all accrued but unpaid interest hereon, divided by the Conversion Price on (x) the date the Prepayment Price (as defined below) is demanded or otherwise due or (y) the date the Prepayment Price is paid in full, whichever is less, multiplied by the Daily VWAP on (x) the date the Prepayment Price is demanded or otherwise due, and (y) the date the Prepayment Price is paid in full, whichever is greater; provided that if the Event of Default is under Section 5.1(l) or (k), the Daily VWAP shall be as of the date immediately prior to the occurrence of such Event of Default, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the Indenture, the Securities, Securities Purchase Agreement or the Warrants (the “Prepayment Price”).

No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Change of Control”) to the Holders with a copy to the Trustee. At any time after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time within ten (10) days prior to a Change of Control), the Holders of at least 66-2/3% of the aggregate principal amount of the then outstanding Securities may require the Company to prepay, effective immediately prior to the consummation of such Change of Control, all of the Securities then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Company (and the Company shall deliver a notice to the Trustee), which Notice of Prepayment at Option of Holder Upon Change of Control shall indicate (i) the principal amount of the Securities being prepaid and (ii) the applicable Prepayment Price, as calculated above. In the event the Company receives a Notice of Prepayment at Option of Holder Upon Change of Control, and the Company can prepay some, but not all, of the Securities pursuant to this Section, the Company shall prepay an amount equal to each Holder’s pro-rata amount (based on the principal amount of the Securities held by such Holder relative to the principal amount of the Securities outstanding) of all the Securities being prepaid at such time.

Within one (1) business day after the occurrence of an Event of Default other than a Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Event of Default”) to the Holders with a copy to the Trustee. At any time after the earlier of a Holder’s receipt of a Notice of Event of Default and such Holder becoming aware of an Event of Default, Holders of at least 66-2/3% of the aggregate principal amount of the then outstanding Securities may require the Company to prepay all of the Securities by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Event of Default”) to the Company (and the Company shall deliver a notice to the Trustee), which Notice of Prepayment at Option of Holder Upon Event of Default shall indicate the applicable Prepayment Price, as calculated above. In the event the Company receives a Notice of Prepayment at Option of Holder Upon Event of Default and the Company can prepay some, but not all, of the Securities pursuant to this Section, the Company shall prepay an amount equal to each Holder’s pro-rata amount (based on the principal amount of the Securities held by such Holder relative to the principal amount of the Securities outstanding) of all the Securities being prepaid at such time.

Upon the Company’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Event of Default or a Notice(s) of Prepayment at Option of Holder Upon Change of Control from any Holder, the Company shall immediately notify each Holder and the Trustee by facsimile of the Company’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Event of Default or Notice(s) of Prepayment at Option of Holder Upon Change of Control and each Holder shall promptly submit to the Company such Holder’s Securities that are to be prepaid. The Company shall deliver the applicable Prepayment Price, in the case of a prepayment at option of Holder upon Event of Default (not a Change of Control), to each Holder within five (5) business days after the Company’s receipt of a Notice of Prepayment at Option of Holder Upon Event of Default and, in the case of a prepayment at option of holder upon Change of Control, the Company shall deliver the applicable Prepayment Price immediately prior to the consummation of the Change of Control; provided that the original Securities shall have been so delivered to the Company; provided further that if the Company is unable to prepay all of the Securities to be prepaid, the Company shall prepay an amount equal to each Holder’s pro-rata amount (based on the number of Securities held by such Holder relative to the number of Securities outstanding) of all Securities being prepaid. If the Company shall fail to prepay all of the Securities submitted for prepayment (including as a result of a dispute as to the calculation of the Prepayment Price), in addition to any remedy such Holder may have under the Securities and the Securities Purchase Agreement, the applicable Prepayment Price payable in respect of such Securities not prepaid shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Prepayment Price in full, the Holders of at least 66-2/3% of the aggregate principal amount of the then outstanding Securities shall have the option to, in lieu of prepayment, require the Company to promptly return all of the Securities that were submitted for prepayment under this Section 5.15 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Company via facsimile (the “Void Optional Prepayment Notice”). Company shall promptly send a copy of such Void Optional Prepayment Notice to each of the other Holders. Upon the Company’s receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price, (i) the Notice(s) of Prepayment at Option of Holder Upon Event of Default or the Notice(s) of Prepayment at Option of Holder Upon Change of Control, as the case may be, shall be null and void with respect to those Securities submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Company shall immediately return any Securities submitted to the Company by each Holder for prepayment under this Section and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Securities shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice(s) is delivered to the Company and (B) the lowest Closing Price during the period beginning on the date on which the Notice(s) of Prepayment of Option of Holder Upon Change of Control or the Notice(s) of Prepayment at Option of Holder Upon Event of Default, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Prepayment Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. The delivery of a Void Optional Prepayment Notice and the exercise of rights following such notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice.

ARTICLE 6
TRUSTEE

Section 6.1          Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers’ Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities in good faith in accordance with the direction of the Holders of at least two-thirds in principal amount of the outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee; provided that such protections and immunities shall not apply to the Company in its role as Paying Agent or Registrar.

Section 6.2          Rights of Trustee.

(a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it under this Indenture.

(e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.3          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 6.10 and 6.11.

Section 6.4          Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, or the recitals contained herein or therein, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 6.5          Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities and if the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Securityholder of the Securities notice of a Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.  Notwithstanding anything herein to the contrary, the Trustee shall not be charged with notice or knowledge of a Default or Event of Default until it has received notice pursuant to the provisions of this Indenture or unless a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default.

Section 6.6          Reports by Trustee to Holders.

Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when Securities are listed on any stock exchange.

Section 6.7          Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify and hold harmless the Trustee (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents and counsel of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(k) or Section 5.1(l) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive resignation or removal of the Trustee and termination of this Indenture.

Section 6.8          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities by so notifying the Company. The Holders of at least two-thirds in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities if:

(a) the Trustee fails to comply with Section 6.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of at least two-thirds in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Securities fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 6.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder. Notwithstanding replacement of the Trustee pursuant to this Section 6.8, the Company’s obligations under Section 6.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 6.9          Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 6.10       Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 6.11       Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE 7
SATISFACTION AND DISCHARGE

Section 7.1          Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 7.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable in cash on the Maturity Date (other than in connection with an acceleration); or

(iii) all such securities not theretofore delivered to the Trustee for cancellation have been prepaid in full upon a demand for prepayment pursuant to Section 5.15 (provided, however, that if the amounts due and payable at prepayment have become due and payable by way of a declaration of acceleration, such declaration of acceleration (A) has been made by the Holders of at least 66-2/3% of the then outstanding principal amount of the Securities and (B) the Company has actually prepaid the Securities in full); or

(iv) all such Securities not theretofore delivered to the Trustee for cancellation have been converted into shares of Common Stock in accordance with this Indenture;

and, in the case of clause (ii) above, the Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including for principal and interest to the Stated Maturity, provided that the amounts so deposited are not be subject to any Liens (other than Liens in favor of the Holders and the Trustee to secure payment on the Securities);

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 2.4, Section 2.7, Section 2.8, Section 3.1, Article 4, Section 5.2, Section 5.8, Section 5.15, Section 6.1, Section 6.2, and Section 6.5, Section 6.7 and Article 9 and the rights of the Holders to receive payment with respect to the Securities in accordance with the terms hereof and thereof shall survive.

Section 7.2          Application of Trust Funds.

(a) All funds deposited with the Trustee pursuant to Section 7.1 and all interest earned on such funds, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.

(b) The Trustee shall deliver or pay to the Company from time to time upon Company Request any funds held by Trustee which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such funds were deposited or received.

Section 7.3          Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company, upon request, any money held by them for the payment of principal and interest that remains unclaimed for two years; provided, however, that the Trustee or Paying Agent, before being required to make any such payment, will at the direction and expense of the Company, (i) cause to be published in an Authorized Newspaper or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company or (ii) otherwise dispose of money that remains unclaimed pursuant to this Section 7.3, as otherwise provided by law.  After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee and the Paying agent with respect to the money will cease.

Section 7.4          Reinstatement.

If the Trustee or Paying Agent is unable to apply any money in accordance with Section 7.1, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.1, until such time as the Trustee or Paying Agent is permitted to apply all such money or in accordance with Section 7.1; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Securities because of reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or held by the Trustee or Paying Agent.

ARTICLE 8
AMENDMENTS AND WAIVERS

Section 8.1          Without Consent of Holders.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(a)                 to comply with Section 4.2 and Section 9.13;

(b)                 to add to the covenants of the Company described in this Indenture for the benefit of the Holders;

(c)                 to surrender any right or power conferred upon the Company; and

(d)                 to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture.

In addition, the Company and the Trustee, may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder, subject to the Trustee’s right to receive an Opinion of Counsel pursuant to Section 8.6 herein.

Section 8.2          With Consent of Holders.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least 66-2/3% of the aggregate principal amount of the then outstanding Securities. Subject to Section 5.2, Section 5.8 and Section 5.13, the Holders of at least 66-2/3% of the aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.2, Section 5.3 or Section 5.13, may not:

(a) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

(b) modify the provisions of Section 2.16 in a manner adverse to Holders;

(c) adversely affect the right of Holders to convert Securities in accordance with ARTICLE IX;

(d) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(e) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

(f) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 8.1 or this Section 8.2 becomes effective, the Company shall mail, or cause to be mailed, at its sole cost and expense, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 8.3          Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 8.4          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 8.2, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 8.5          Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such amendment, supplement or waiver to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 8.6          Trustee Protected.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this ARTICLE VIII; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this ARTICLE VIII that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters (including, without limitation, that any such amendment, supplemental indenture or waiver does not, individually or in the aggregate with all other modifications, adversely affect the rights of any Holder) and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled.

ARTICLE 9
CONVERSION

Section 9.1          Conversion Privilege; Restrictive Legends.

9.1.1 Subject to the provisions of ARTICLE IX, the Securities shall be convertible, at any time, in integral multiples of $1,000 principal amount, into shares of Common Stock in accordance with this ARTICLE IX.

9.1.2 Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to this ARTICLE IX shall terminate at the close of business on the Maturity Date.

9.1.3 The initial Conversion Rate shall be 10,000 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Section 9.7 through Section 9.15.

9.1.4 A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 9.2          Limitation on the Right to Convert.

9.2.1 The Securities may only be converted by a Holder or by the Company in any mandatory conversion on any day to the extent that, together with all prior conversions under such Security, the total amount of such Security that has been converted does not exceed the product of (A) 10% of the original principal amount of the Securities held by such Holder on the Issue Date, and (B) the number of whole or partial weeks since the date that is two weeks from the Issue Date.

9.2.2 At no time may the Company effect the conversion of any Securities or issue to a Holder shares of Common Stock, or a Holder convert all or a portion of the Securities into shares of Common Stock, if following such issuance or conversion, the aggregate number of shares of Common Stock held by any Holder of such Securities would exceed, when aggregated with all other shares of Common Stock then-owned by such Holder  and all shares of Common Stock that such Holder is then the beneficial owner of (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder), the number of shares of Common Stock that would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.999% of all of the Common Stock outstanding following such conversion.

Section 9.3          Conversion.

9.3.1 Subject to the provisions of this ARTICLE IX, the Securities shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance and accrued and unpaid interest on the portion of the outstanding principal balance that the Holder elects to convert by (y) the Conversion Price then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Company (facsimile number (908) 464-1705) (the “Voluntary Conversion Date”).

9.3.2 Subject to Section 9.2, at any time after January 1, 2010, the Company may elect to cause all or a portion of the principal amount of the Securities to convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the principal amount of the Securities divided by (ii) the Conversion Price in effect on the date of such conversion by providing five (5) days prior written notice to the Trustee and Holders of such Mandatory Conversion Date.  Any such conversion shall be made pro-rata amongst all Holders of Securities.  As used herein, a “Mandatory Conversion Date” shall be a date on which the Daily VWAP equals or has exceeded $0.50 (as appropriately adjusted for stock splits, stock dividends, reorganizations, recapitalizations, stock combinations and the like) for each of the ten (10) consecutive prior Trading Days ending on the Trading Day immediately prior to such date; provided, that the Equity Conditions shall have been satisfied and the Common Stock shall have been Tradable on each Trading Day during the period beginning on the first day of such ten (10) day period and ending on the date of the delivery of such shares of Common Stock pursuant to the mandatory conversion. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Indenture as the “Conversion Date”; provided, however, that if such date is not a Trading Day, then the Conversion Date shall be deemed to be the next day that is a Trading Day.  The Company shall publicly disclose the mandatory conversion of the Securities pursuant to this paragraph in a Form 8-K within one business day of the date on which it delivers written notice to the Holders of the Securities, with a copy to the Trustee.

9.3.3 In the case of a dispute as to the determination of the Closing Price, Daily VWAP or the arithmetic calculation of the Conversion Price, any adjustment to the Conversion Price, liquidated damages amount, interest or dividend calculation, or any prepayment price, prepayment amount, adjusted Conversion Price, or similar calculation, or as to whether a subsequent issuance of securities is prohibited hereunder or would lead to an adjustment to the Conversion Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) business days of receipt, or deemed receipt, of the Conversion Notice, any prepayment notice, default notice or other event giving rise to such dispute, as the case may be, to the Holders. If the Company and Holders of at least 66-2/3% of the aggregate principal amount of then outstanding Securities are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation being submitted to such Holders, then the Company shall, within two (2) business days submit via facsimile (a) the disputed determination of the Closing Price or the Daily VWAP to an independent, reputable investment bank selected by the Company and approved by the Holders of at least 66-2/3% of the aggregate principal amount of then outstanding Securities, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, adjusted Conversion Price or any prepayment price, prepayment amount or default amount to the Company’s independent, outside accountant or (c) the disputed facts regarding whether a subsequent issuance of Securities is prohibited hereunder or would lead to an adjustment to the Conversion Price (or any of the other above described facts not expressly designated to the investment bank or accountant), to an expert attorney from a nationally recognized outside law firm (having at least one hundred (100) attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Holders of at least 66-2/3% of the aggregate principal amount of then outstanding Securities ). The Company, at the Company’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of at least 66-2/3% of the aggregate principal amount of then outstanding Securities of the results no later than five (5) business days from the time it receives the disputed determinations or calculations. Such investment bank’s, accountant’s or attorney’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The Company shall notify the Trustee of any determination or calculation made in accordance with this Section 9.3.3.

Section 9.4          Conversion Procedure and Payment Upon Conversion.

9.4.1 Not later than three (3) Trading Days after any Conversion Date (the “Delivery Date”), the Company or its designated transfer agent for its common stock, as applicable, shall issue and deliver to the Holder as specified in the Conversion Notice, registered in the name of the Holder or its designee, the number of shares of Common Stock to which the Holder is entitled, free from any restrictive legend.  If in the case of any Conversion Notice such shares are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall immediately return its Securities tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in this Section 9.4 shall be payable through the date notice of rescission is given to the Company.

The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of the Securities beyond the Delivery Date could result in economic loss to the Holder.  If the Company fails to deliver to the Holder such shares by the Delivery Date, the Company shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered, together with interest on such amount at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Securities requested to be converted for each of the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Securities requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section through the date the Conversion Notice is withdrawn.

In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent for its common stock to deliver the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of the Securities which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of the Securities that the Company was required to deliver to the Holder in connection with such conversion times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Securities and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon conversion of the Securities as required pursuant to the terms hereof.

9.4.2  If a Security is tendered for conversion or upon a mandatory conversion pursuant to Section 9.3 in accordance with this ARTICLE IX, then:

(a) the Company shall deliver, through its transfer agent of its common stock, the following to the Holder of such Security:

(i) a certificate for, or to the extent permissible, in book entry form through DTC, the number of full shares of Common Stock into which the Securities are converted (the “Conversion Shares”); and

(ii) any cash payment for fractional shares (the “Cash Payment”).

(b) the Company shall deliver such Conversion Shares as soon as practicable following the Conversion Date applicable to such conversion, but in no event more than two (2) Business Days after the Conversion Date; and

(c) at and after the close of business on the Conversion Date, the person in whose name such certificate representing such Conversion Shares is to be registered shall be treated as a stockholder of record with respect to such Conversion Shares, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein.

9.4.3 If any Holder surrenders a Security for conversion after the close of business on the Record Date for the payment of an installment of interest and prior to the related Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date.

9.4.4 If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

9.4.5 Upon surrender of a Security that is converted in part, the Trustee, upon receipt of a Company Order, shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

9.4.6 If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 9.5          Taxes on Conversion.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 9.6          Company to Provide Stock.

9.6.1 The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities into shares of Common Stock.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

9.6.2 If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of the Security, the Holder, solely at Holder’s option, can elect to:

(a) require the Company to prepay that portion of the Security for which the Company is unable to issue Common Stock in accordance with the Holder’s Conversion Notice (the “Mandatory Prepayment”) at a price equal to the Prepayment Price as of such Conversion Date (the “Mandatory Prepayment Price”);

(b) void its Conversion Notice and retain or have returned, as the case may be, the Security that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice); or

(c) exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 9.4.1.

Section 9.7          Adjustment of Conversion Rate.

Until the Securities have been paid in full or converted in full, the Conversion Rate shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 9.7.1 hereof):

9.7.1 If the Company shall at any time after the Issue Date effect a stock split of the outstanding Common Stock, the applicable Conversion Rate in effect immediately prior to the stock split shall be proportionately decreased.  If the Company shall at any time or from time to time after the Issue Date, combine the outstanding shares of Common Stock, the applicable Conversion Rate in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section shall be effective at the close of business on the date the stock split or combination occurs.

9.7.2 If the Company shall at any time or from time to time after the Issue Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Rate in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Rate then in effect by a fraction:

(a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

9.7.3 If the Company shall at any time or from time to time after the Issue Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Rate shall be made and provision shall be made (by adjustments of the Conversion Rate or otherwise) so that the Holders shall receive upon conversions of their Securities, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company or other issuer (as applicable) or other property that they would have received had the Securities been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section with respect to the rights of the Holder; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

9.7.4 If at any time or from time to time after the Issue Date there shall be a Change of Control, then as a part of such Change of Control the Holder shall have the right to demand prepayment pursuant to Section 5.15.

9.7.5 In the event the Company shall at any time or from time to time after the Issue Date issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) (“Additional Shares of Common Stock”), at an effective price per share less than the Conversion Rate then in effect or without consideration, then the Conversion Rate upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock.  For purposes of clarification, the amount of consideration received for such Additional Shares of Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Shares of Common Stock (i.e. warrants, rights of first refusal or other similar rights)

9.7.6 The provisions of this Section shall apply if (a) the Company, at any time after the Issue Date, shall issue any securities convertible into or exercisable or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Securities, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively with the Convertible Securities the “Common Stock Equivalents”) shall be issued or sold.  If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Rate then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall be less than the applicable Conversion Rate in effect at the time of such amendment or adjustment, then the applicable Conversion Rate upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (ix) of this Section as if the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Common Stock Equivalents had been issued on the date of such issuance or amendment or adjustment.

9.7.7  In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(a) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors and approved by holders of at least two-thirds of the aggregate principal amount of then outstanding Securities, of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, convertible securities, rights or warrants or options, as the case may be; or

(b) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Rate, or the number of shares of Common Stock issuable upon conversion of the Securities, the determination of the applicable Conversion Rate or the number of shares of Common Stock issuable upon conversion of the Securities immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Securities. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section shall be allocated among such securities and assets as determined in good faith by the Board of Directors, and approved by holders of at least two-thirds of the aggregate principal amount of then outstanding Securities.

9.7.8 In case the Company shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

9.7.9 Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Rate in connection with any Permitted Financings.

9.7.10 The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event a Holder shall elect to convert any Securities as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to one hundred fifty percent (150%) of the amount of the Securities the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder (as liquidated damages) in the event it obtains judgment.

9.7.11 Upon occurrence of each adjustment or readjustment of the Conversion Rate or number of shares of Common Stock issuable upon conversion of the Securities pursuant to this Section, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Rate in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of the Securities. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

9.7.12 The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Securities pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

9.7.13 No fractional shares of Common Stock shall be issued upon conversion of the Securities. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Daily VWAP of the of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

Section 9.8          No Adjustment.

If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section 9.7 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 9.7 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued. However, if prior to the occurrence of such a triggering event, the Holder of a Security converts into Common Stock, in addition to the issuance of the Common Stock, upon conversion the Company will also issue such Holder the rights, options or warrants subject to such triggering events that such Holder would have received if the Holder had converted into Common Stock prior to the issuance of such rights, options or warrants.

If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 9.7 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

Section 9.9          Other Adjustments.

In the event that, as a result of an adjustment made pursuant to this ARTICLE IX, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this ARTICLE IX.

Section 9.10       Adjustments for Tax Purposes.

Except as prohibited by law or by the rules of the OTC Bulletin Board or any other stock exchange on which the Company’s Common Stock is then traded, the Company may make such increases in the Conversion Rate, in addition to those required by Section 9.7 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof.

Section 9.11       Notice of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 9.12       Notice of Certain Transactions.

In the event that:

(a) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(b) the Company takes any action that would require a supplemental indenture pursuant to Section 9.13, or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (a), (b) or (c) of this Section 9.12. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 9.12.

Section 9.13       Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sale on Conversion Privilege.

If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this ARTICLE IX) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition which a Holder of such Security would have received if the Holder had converted the Security immediately before the transaction (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election). If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this ARTICLE IX. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 9.7 or Section 9.15, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 9.13 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this Section 9.13, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto and an Opinion of Counsel satisfactory to the Trustee.

The Company shall not become a party to any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition unless the terms thereof are consistent with this Section 9.13.

Section 9.14       Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this ARTICLE IX should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment (or determination not to make an adjustment), and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.11 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this ARTICLE IX. The Trustee shall not be deemed to have any knowledge of a trigger event that would require or cause a mandatory conversion without the written direction of the Company. The Trustee or the Conversion Agent shall not be required to take any action whatsoever with regard to any conversion without the written direction of the Company.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 9.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.13 hereof and an Opinion of Counsel.

Section 9.15       Rights Distributions Pursuant to the Stockholder Rights Plan.

Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof, to the extent such Holder is to receive shares of Common Stock upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in the Rights Agreement or any other stockholders’ rights plan the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 9.7.

ARTICLE 10
[INTENTIONALLY OMITTED]

ARTICLE 11
MISCELLANEOUS

Section 11.1       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 11.2       Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Company:

Genta Incorporated
200 Connell Drive
Berkeley Heights, NJ 07922
Attention: Chief Financial Officer

if to the Trustee:

U.S. Bank National Association
21 South Street, 3rd Floor
Morristown, New Jersey 07930

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3       Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.6       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7       Legal Holidays.

Unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8       No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 11.9       Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10     Governing Laws.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 11.11     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12     Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13     Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14     Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15     Calculations in respect of the Securities.

The Company and its agents shall make all calculations under this Indenture and the Securities in good faith. In making its calculations hereunder, the Company shall rely on information obtained from the Holders. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification. The Trustee shall not be responsible for making any calculations required by the Indenture. To the extent information is required from the Holders to make any calculations under this Indenture, the Company shall be entitled to rely on representations made by the Holders in making its calculations.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

GENTA INCORPORATED

By:
Name:
Its:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Its:

EXHIBIT A

FORM OF SECURITY

[Face of Security]

GENTA INCORPORATED

Certificate No. _________

8% Unsecured Subordinated Convertible Note due 2011

CUSIP No.

Genta Incorporated, an Delaware corporation (the “Company”), for value received, hereby promises to pay to
[  ] or its registered assigns, the principal sum of _____________ dollars ($_____________) on [___], 2011 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: January 1 and July 1, with the first payment to be made on January 1, 2010.

Regular Record Dates: December 1 and June 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, Genta Incorporated has caused this instrument to be duly signed.

GENTA INCORPORATED

By:
Name:
Title:

Dated: _________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated
therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: _________________

[REVERSE OF SECURITY]

GENTA INCORPORATED

8% Unsecured Subordinated Convertible Note due 2011

1. Interest. Genta Incorporated, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually on each interest payment date set forth on the face of this Security, commencing January 1, 2010, or earlier upon conversion or prepayment of this Security.  Interest shall be paid in cash or through the issuance of Securities to the Holder in the principal amount equal to the accrued interest as of the applicable interest payment date or date of such earlier conversion or prepayment of this Security, at the Company’s option.  Interest shall be computed on the basis of a 360-day year of twelve (12) thirty- (30) day months and shall accrue commencing on the Issue Date (as defined in the Indenture (defined below)). Furthermore, upon the occurrence of an Event of Default (as defined in the Indenture), the Company will pay interest to the Holder in cash, payable on demand, on the outstanding principal balance of and unpaid interest on the Security from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of twenty percent (20%) and the maximum applicable legal rate per annum.

2. Maturity. The Securities will mature on August [___], 2011. On the Maturity Date or, if earlier upon acceleration, conversion or prepayment of this Security in accordance with the terms hereof, the Company shall pay the Holder of this Security the principal amount of and accrued and unpaid interest, if any, on this Security. Except as set forth in Section 5.15 of the Indenture (as defined below), the Company may not prepay any portion of the principal amount of this Security without the prior written consent of the Holder, which may be withheld in the Holder’s sole and absolute discretion.

3. Method of Payment. Except as provided in the Indenture, the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount of the Securities, plus if applicable, accrued and unpaid interest payable in cash or through the issuance of Securities to the Holder in the principal amount equal to the accrued interest as of the applicable interest payment date or date of such earlier conversion or prepayment of this Security, at the Company’s option. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4. Paying Agent, Registrar, Conversion Agent. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holders.

5. Indenture. The Company issued the Securities under an indenture dated as of the date hereof (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities will be subordinated to the Company’s Senior Debt. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. Conversion. The Securities shall be convertible, at any time, in integral multiples of $1,000 principal amount, into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with, and subject to the limitations on conversion set forth in, ARTICLE IX of the Indenture.

Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to ARTICLE IX of the Indenture shall terminate at the close of business on the Maturity Date.

To convert a Security (other than a mandatory conversion pursuant to Section 9.3.2 of the Indenture), a Holder must follow the procedures set forth in the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

If a Security is tendered for conversion in accordance with the Indenture, then the Holder of such Security shall be entitled to receive shares of Common Stock and cash, if applicable, in accordance with Section 9.4.1 of the Indenture.

The initial Conversion Rate is 10,000 shares of Common Stock per $1,000 principal amount of Securities subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, the Company shall pay to Holder all unpaid and accrued interest on the Securities. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date.

7. Mandatory Conversion. On any Mandatory Conversion Date, subject to the limitations on conversion set forth in Section 8, the Company may cause all of the principal amount of the Securities to convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the principal amount of the Securities divided by (ii) the Conversion Price in effect on the date of such conversion providing five (5) days prior written notice of such Mandatory Conversion Date. Notwithstanding the foregoing, the Company may not elect to cause all or a portion of the Securities to convert into Common Stock, unless at such time the Company shall have met the conditions set forth in Section 9.3.2 of the Indenture.

8. Limitation on the Right to Convert. The Security shall only be convertible by a Holder or by the Company pursuant to Section 9.3 of the Indenture on any day to the extent that, together with all prior conversions under such Security, the total amount of such Security that has been converted for the benefit of a Holder does not exceed the product of (A) 10% of the original principal amount of all Securities held by such Holder on the Issue Date and (B) the number of whole or partial weeks since date that is two weeks from the Issue Date.  At no time may the Company effect the conversion of any Securities or issue to a Holder shares of Common Stock, or a Holder convert all or a portion of the Securities into shares of Common Stock, if following such issuance or conversion, the aggregate number of shares of Common Stock held by any Holder of such Securities would exceed, when aggregated with all other shares of Common Stock then-owned by such Holder and all shares of Common Stock that such Holder is then the beneficial owner of (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder), the number of shares of Common Stock that would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.999% of all of the Common Stock outstanding following such conversion.

9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges.

10. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11. Merger or Consolidation. The Company shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, whether in a single transaction or a series of related transactions, unless: (a) the successor person (if any) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes by supplemental indenture the Company’s obligations on the Securities and under the Indenture; and (b) immediately after giving effect to the transaction, no default or Event of Default (as defined in the Indenture), shall have occurred and be continuing. The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and such supplemental indenture comply with the Indenture.

12. Amendments, Supplements and Waivers. The Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least two-thirds of the aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of 66-2/3% of the then outstanding aggregate principal amount of the Securities. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Section 4.2 and Section 9.13 of the Indenture; (ii) to surrender any right or power conferred upon the Company; (iii) to add to the covenants of the Company described in the Indenture for the benefit of the Holders; and (iv) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture (but not to increase the Conversion Rate). In addition, the Company and the Trustee may enter into a Indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder.

13. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, then in every such case, the Trustee may, by notice to the Company, or the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities, may by notice to the Company, the Trustee and the Holders, declare the unpaid principal amount of, and all accrued and unpaid interest, if any, on all of the Securities then outstanding to be immediately due and payable, and upon any such declaration such unpaid principal amount and accrued and unpaid interest, if any, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default described above, the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities may, in their sole and absolute discretion, by notice to the Company, the Trustee and the Holders (a) demand the prepayment of the Securities then outstanding pursuant to Section 5.15 (to the extent permitted by such Section); (b) demand that the principal amount of the Securities then outstanding and all accrued and unpaid interest thereon be converted into shares of Common Stock at the Conversion Price per share on the Trading Day immediately preceding the date the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities demand conversion pursuant to this clause, or (c) exercise or otherwise enforce any one or more of such Holders’ rights, powers, privileges, remedies and interests under the Securities or applicable law; provided further, however, that upon the occurrence of an Event of Default described in Section 5.1(l), the entire unpaid principal balance of the outstanding Securities, together with all interest accrued hereon, shall automatically become due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company. No course of delay on the part of the Trustee or of the Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities shall operate as a waiver thereof or otherwise prejudice the right of the Holders. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  The Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.

The Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. The Holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

14. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Genta Incorporated
200 Connell Drive
Berkeley Heights, NJ 07922
Attention: Chief Financial Officer

 [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated: _______________

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

[To be completed by beneficial holders only] State the number of shares of Common Stock beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) as of the date of this Notice:

$

$

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

 (Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date: ___________ Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)